UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2023

Bill.com Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39149	83-2661725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive, Suite 100 San Jose, California	95002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 621-7700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	BILL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Change in Corporate Name

On February 16, 2023, the board of directors (the “Board”) of Bill.com Holdings, Inc. (the “Company”) approved a certificate of amendment to its restated certificate of incorporation (the “Certificate of Amendment”) to change its corporate name from “Bill.com Holdings, Inc.” to “BILL Holdings, Inc.” (the “Name Change”). The Certificate of Amendment was filed with the Secretary of State of the State of Delaware on February 17, 2023 and will be effective on February 27, 2023. Pursuant to Section 242(b)(1) of the General Corporation Law of the State of Delaware (the “DGCL”), the Name Change was approved by the Board, did not require approval of the Company’s stockholders and will not affect the rights of the Company’s securityholders. The Company’s common stock will continue to be listed on the New York Stock Exchange under its current ticker symbol “BILL.” A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Bylaw Amendments

In addition, on February 16, 2023, the Board approved and adopted the Company’s second amended and restated bylaws (the “Second Amended and Restated Bylaws”), which will become effective on February 27, 2023, in connection with the Name Change as well as the effectiveness of the Universal Proxy Rules (as defined below), certain recent changes to the DGCL, and a periodic review of the bylaws of the Company.

The amendments that will be effected by the Second Amended and Restated Bylaws include the following:

•	updating the Company’s corporate name to reflect the Name Change;

•

addressing matters relating to Rule 14a-19 (the “Universal Proxy Rules”) under the Securities Exchange Act of 1934, as amended, (e.g., providing that stockholders delivering a notice of nomination certify to the Company in writing that they have complied with the Universal Proxy Rules requirements, providing the Company a remedy if a stockholder fails to satisfy the Universal Proxy Rules requirements, requiring that a stockholder providing notice pursuant to the advance notice bylaws to inform the Company if a stockholder no longer plans to solicit proxies in accordance with the Universal Proxy Rules, and requiring stockholders intending to use the Universal Proxy Rules to provide reasonable evidence of the satisfaction of the requirements under the Universal Proxy Rules at least five business days before the meeting, etc.);

•	requiring that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white;

•

requiring that a stockholder intending to authorize a qualified representative to act for such stockholder as a proxy to present a nomination or proposal at such meeting to give notice of such authorization to the Company at least three business days before the applicable meeting;

•

revising the procedures and disclosure requirements set forth in the advance notice bylaw provisions, including (1) requiring additional information, representations and disclosures from proposing stockholders, proposed nominees and other persons related to a stockholder’s solicitation of proxies, (2) restricting the number of nominees a stockholder may nominate for election at a meeting to the number of directors to be elected at such meeting, (3) requiring that proposed nominees be available for interviews by the Board or any Board committee thereof;

•	amending the notice provisions to reflect amendments to the DGCL relating to electronic transmission of notices to stockholders;

•	revising certain provisions relating to adjournment procedures and lists of stockholders entitled to vote at stockholder meetings, in each case to conform to recent amendments to the DGCL;

•

updating certain provisions related to the conduct of stockholder meetings, including clarifying that the presiding person of a stockholder meeting may set additional attendance or other procedures for meeting attendees and Rule 14a-8 proponents; and

•

adding an emergency bylaw provision to provide clarity and authority to directors and certain officers during an emergency situation that would otherwise prevent a quorum of the Board or a Board committee from being achieved.

The Second Amended and Restated Bylaws also incorporate ministerial, clarifying and conforming changes, including changes to align with the language used in certain provisions of the DGCL and the Universal Proxy Rules.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Bill.com Holdings, Inc., dated February 17, 2023 and effective as of February 27, 2023.

3.2	Second Amended and Restated Bylaws of BILL Holdings, Inc. (effective as of February 27, 2023).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BILL.COM HOLDINGS, INC.

	By:	/s/ Raj Aji
Raj Aji
Chief Legal Officer, Chief Compliance Officer, and Secretary
Date: February 17, 2023